UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with its participation in the United States Department of the Treasury’s (the “Treasury”) TARP Capital Purchase Program (the “Program”), SVB Financial Group (the “Company”) issued and sold on December 12, 2008 (the “Closing Date”) to the Treasury 235,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $0.001 par value (the “Series B Preferred Stock”), having a liquidation amount per share of $1,000.00, for a total price of $235,000,000, pursuant to a Letter Agreement, dated December 12, 2008, by and between the Company and the Treasury (“Letter Agreement”), which includes the Securities Purchase Agreement — Standard Terms attached thereto (the “Purchase Agreement”). The transaction closed, and the Company received funds, on December 12, 2008. The Series B Preferred Stock will qualify as Tier 1 capital and pay cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Company may not redeem the Series B Preferred Stock during the first three years from the date of issuance, except with, and up to the amount of, the proceeds from one or more “Qualified Equity Offerings” (as such term is defined in the Certificate of Designations for the Series B Preferred Stock described in Item 5.03 below) of not less than $58.75 million. After three years from the date of issuance, the Company may, at its option, redeem, in whole or in part at any time, the Series B Preferred Stock. Any redemption of the Series B Preferred Stock is subject to the approval of the Federal Reserve Bank.

Prior to the earlier of the third anniversary of the Closing Date and the date on which the Series B Preferred Stock have been redeemed in whole or have been transferred to a third party, the Company may not, without the consent of the Treasury, pay or increase any common stock dividend or repurchase its common or capital stock or other equity securities, except in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. Additionally, the Company will be subject to certain limits on the tax deductibility of compensation it pays to its executive officers.

Moreover, as part of its purchase of the Series B Preferred Stock, the Treasury received a warrant (the “Warrant”) to purchase 708,116 shares of common stock of the Company, at an initial exercise price of $49.78 and a term of ten years. The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of common stock, and upon certain issuances of common stock at or below a specified price relative to the initial exercise price. If, on or before December 31, 2009, we receive aggregate gross cash proceeds of at least $235 million from Qualified Equity Offerings announced after October 13, 2008, the number of shares of common stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Under the terms of the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant will also qualify as Tier 1 capital.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the Series B Preferred Stock, the Warrant and the shares of common stock underlying the Warrant (the “Warrant Shares”), as soon as practicable after the Closing Date. Neither the Series B Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Series B Preferred Stock and December 31, 2009.

Pursuant to the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any securities acquired from the Company under the Purchase Agreement, it will take all necessary action to ensure that its benefit plans with respect to the Company’s senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of the EESA that has been issued and is in effect as of the Closing Date, and not adopt any benefit plans with respect to, or which cover, our senior executive officers in a manner that does not comply with EESA. The senior executive officers subject to Section 111(b) of EESA are the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers. While the Company has not yet determined the compensation for its executive officers for 2008, its three most highly compensated executive officers based on compensation for 2007, other than its Chief Executive Officer, Ken Wilcox, and Chief Financial Officer, Michael Descheneaux, are Greg Becker, Marc Verissimo and Mark MacLennan. The applicable executives have consented to the foregoing.

Copies of the Letter Agreement and Purchase Agreement, and the Warrant are attached as Exhibits 10.28 and 4.21, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

Prior to the earlier of the third anniversary of the Closing Date and the date on which the Series B Preferred Stock have been redeemed in whole or have been transferred to a third party, the Company may not, without the consent of the Treasury (i) declare or pay any dividend or make any distribution on the Company’s common stock, or (ii) redeem, purchase or acquire any shares of the Company’s common or capital stock or other equity securities, except in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Additionally, under the Certificate of Designations for the Series B Preferred Stock, as described in Item 5.03, the Company’s ability to declare or pay dividends or distributions or to repurchase its common or capital stock or other equity securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside a sum sufficient for payment) full dividends on the Series B Preferred Stock. Under such dividend payment default, the holder of the Series B Preferred Stock will have the right to elect two directors to the Board of Directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation and amendments to certain benefit plans applicable to the Company’s senior executive officers, as set forth under “Item 1.01 Entry into a Material Definitive Agreement,” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2008, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of Delaware , which designated a series of Preferred Stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” authorized 235,000 shares of Series B Preferred Stock, and set forth the voting and other powers, designations, preferences, and relative, participating, optional or other rights of the Series B Preferred Stock, and the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock.

The Certificate of Designations for the Series B Preferred Stock is filed herewith as Exhibit 3.4, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.4	Certificate of Designations for Series B Preferred Stock

4.21	Warrant, dated December 12, 2008 to purchase shares of Common Stock of the Company

10.28	Letter Agreement, dated December 12, 2008, between the United States Department of the Treasury and the Company, which includes Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	SVB FINANCIAL GROUP

	By:	/s/ KENNETH P. WILCOX
	Name:	Kenneth P. Wilcox
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.4	Certificate of Designations for Series B Preferred Stock

4.21	Warrant, dated December 12, 2008 to purchase shares of Common Stock of the Company

10.28	Letter Agreement, dated December 12, 2008, between the United States Department of the Treasury and the Company, which includes Securities Purchase Agreement